EXHIBIT 4.6

SAKS INCORPORATED, as Issuer

and

                            , as Trustee

INDENTURE

Dated as of                                                          ,

i

CROSS-REFERENCE TABLE

TIA SECTION	INDENTURE SECTION
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N/A
(a)(4)	N/A
(a)(5)	7.10
(b)	7.8; 7.10; 10.4
(b)(1)	7.10
(b)(9)	7.10
311(a)	7.11
(b)	7.11
312(a)	2.6
(b)	10.3
(c)	10.3
313(a)	7.6
(b)(1)	7.6
(b)(2)	7.6
(c)	7.6; 10.4
(d)	7.6
314(a)	4.2; 4.4; 10.4
(b)	N/A
(c)(1)	10.4; 10.5
(c)(2)	10.4; 10.5
(c)(3)	N/A
(d)	N/A
(e)	10.5
(f)	N/A
315(a)	7.1, 7.2
(b)	7.5; 10.2
(c)	7.1
(d)	6.5; 7.1; 7.2
(e)	6.11
316(a)(last sentence)	2.10
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	8.2
(b)	6.7
(c)	8.4
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.5; 7.12
318(a)	10.1

INDENTURE, dated as of                     ,         , by and between SAKS INCORPORATED, a Tennessee corporation, as Issuer (the “Company”) and                                     , a                          organized under the laws of                                          , as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”), as herein provided, up to such principal amount as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors or by supplemental indenture.

All things necessary to make this Indenture a valid agreement of the Company in accordance with its terms have been done, and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities of a Series thereof, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1. Definitions.

“Affiliate” of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent, co-registrar or agent for service of notices and demands.

“Board of Directors” means the Board of Directors of the Company or any committee duly authorized to act therefor.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or such committee of the Board of Directors or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the stated maturity date thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor and any other primary obligor on the Securities.

“Company Order” means a written order signed in the name of the Company by two Officers.

“Company Request” means any written request signed in the name of the Company by at least one Officer.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time the trust created by this Indenture shall be administered, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee at which such trust shall be administered (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Default” means any event that is, or with the passing of time or giving of notice or both would be, an Event of Default.

“Depository” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depository for such Series by the Company, which Depository shall be a clearing agency registered under the Exchange Act, until a successor Depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean each Person who is then a Depository hereunder, and if at any time there is more than one such Person, such Persons.

“Dollars” means the currency of the United States of America.

“Euro” means the single currency of participating member states of the economic and monetary union as contemplated in the Treaty on European Union.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means any currency or currency unit issued by a government other than the government of the United States of America.

“GAAP” means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

“Global Security” or “Global Securities” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2, evidencing all or part of a Series of Securities issued to the Depository for such Series or its nominee, and registered in the name of such Depository or nominee, and bearing the legend set forth in Section 2.15(c) (or such legend as may be specified as contemplated by Section 2.2 for such Securities).

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” means (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) Capital Lease Obligations and (vi) all Indebtedness of others guaranteed by the Company or for which the Company or any of its property is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Interest Payment Date” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Lien” means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any capitalized lease obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Material Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC.

“Maturity” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect payment or otherwise.

“Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

“Officers’ Certificate” means, with respect to any Person, a written certificate signed in the name of such Person by any two Officers, and delivered to the Trustee that shall comply with applicable provisions of this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel which counsel is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

“Redemption Date,” when used with respect to any Security of a Series to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust department or division of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“SEC” means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

“Securities” means the securities that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.1 or 2.2 hereof.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon means, the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

“Subsidiary” of any specified Person means any corporation, limited liability company, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is held, directly or indirectly by such Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with such Person for financial statement purposes.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.3 hereof).

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

Section 1.2. Other Definitions.

The definitions of the following terms may be found in the sections indicated as follows:

TERM	DEFINED IN SECTION
“Bankruptcy Law”	6.1
“Business Day”	10.7
“Custodian”	6.1
“Event of Default”	6.1
“Journal”	10.17
“Judgment Currency”	10.18
“Legal Holiday”	10.7
“Market Exchange Rate”	10.17
“New York Banking Day”	10.18
“Notice of Default”	7.5
“Paying Agent”	2.4
“Place of Payment”	10.7
“Registrar”	2.4
“Required Currency”	10.18
“Service Agent”	2.4

Section 1.3. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture securityholder” means a Holder or Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor on the indenture securities” means the Company.

All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

Section 1.4. Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) words used herein implying any gender shall apply to each gender; and

(f) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

THE SECURITIES

Section 2.1. Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is $400,000,000. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officers’ Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officers’ Certificate or supplemental indenture may provide for the method by which specified terms (such as interest rate, Stated Maturity, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of the Indenture.

Section 2.2. Establishment of Terms of Series of Securities.

At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.2(a) and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.2(b) through 2.2(bb)) by a Board Resolution, a supplemental indenture or an Officers’ Certificate, in each case, pursuant to authority granted under a Board Resolution:

(a) the title of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

(b) the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;

(c) any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Sections 2.7, 2.8, 2.11, 3.6 or 8.5);

(d) the date or dates on which the principal of the Securities of the Series is payable;

(e) the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series shall bear interest, if any; the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any Interest Payment Date;

(f) the place or places where the principal of and interest and premium, if any, on the Securities of the Series shall be payable, or the method of such payment, if by wire transfer, mail or other means;

(g) the obligation, if any, of the Company to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(h) the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

(i) if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

(j) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;

(k) the forms of the Securities of the Series in bearer (if to be issued outside of the United States) or fully registered form (and, if in fully registered form, whether the Securities will be issuable as Global Securities);

(l) if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.2;

(m) the currency of denomination of the Securities of the Series, which may be Dollars or any Foreign Currency, including, but not limited to, the Euro, and if such currency of denomination is a composite currency other than the Euro, the agency or organization, if any, responsible for overseeing such composite currency;

(n) the designation of the currency, currencies or currency units in which payment of the principal of and interest and premium, if any, on the Securities of the Series will be made;

(o) if payments of principal of or interest or premium, if any, on the Securities of the Series are to be made in one or more currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

(p) the manner in which the amounts of payment of principal of or interest and premium, if any, on the Securities of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

(q) the provisions, if any, relating to any collateral provided for the Securities of the Series;

(r) the provisions, if any, with respect to amortization for the Securities of the Series;

(s) any addition to or change in the covenants set forth in Articles 4 or 5 that applies to Securities of the Series;

(t) any addition to or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.2;

(u) the terms and conditions, if any, for conversion of the Securities into or exchange of the Securities for shares of common stock or preferred stock of the Company that apply to Securities of the Series;

(v) the terms and conditions, if any, for restricting the declaration of dividends or requiring the maintenance of any asset ratio or the creation or maintenance of reserves that apply to Securities of the Series;

(w) the provisions, if any, restricting the incurrence of additional debt or the issuance of additional securities that apply to Securities of the Series;

(x) any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein;

(y) the terms and conditions, if any, upon which the Securities shall be subordinated in right of payment to other Indebtedness of the Company;

(z) if applicable, that the Securities of the Series, in whole or any specified part, shall be defeasible pursuant to Article 9;

(aa) the terms, if any, of any Guarantee of the payment of principal of, and premium, if any, and interest on, the Securities of the Series and any corresponding changes to the provisions of this Indenture as currently in effect; and

(bb) any other terms of the Securities of the Series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 8.1, but which may modify or delete any provision of this Indenture insofar as it applies to such Series).

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officers’ Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Board Resolution, supplemental indenture or Officers’ Certificate.

Section 2.3. Execution and Authentication.

The Securities shall be executed on behalf of the Company by any Officer. Each such signature may be either manual or facsimile.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officers’ Certificate, upon receipt by the Trustee of a Company Order. Such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Each Security shall be dated the date of its authentication.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officers’ Certificate delivered pursuant to Section 2.2, except as provided in Section 2.8.

Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.2) shall be fully protected in relying on: (a) the Board Resolution, supplemental indenture hereto or Officers’ Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officers’ Certificate complying with Section 10.4, and (c) an Opinion of Counsel complying with Section 10.4.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Any appointment shall be evidenced by instrument signed by an authorized officer of the Trustee, a copy of which shall be furnished to the Company. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.4. Registrar and Paying Agent.

The Company shall maintain in each Place of Payment for any Series of Securities (a) an office or agency where such Securities may be presented for registration of transfer or for exchange (the “Registrar”), (b) an office or agency where such Securities may be presented for payment (the “Paying Agent”) (PROVIDED that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register for the Securities maintained by the Registrar), and (c) an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served (the “Service Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The entries in such register shall be conclusive, and the parties may treat each Person whose name is recorded in such register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture. The Company may have one or more co-registrars and one or more additional paying agents. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 10.2. If the Company acts as Paying Agent, it shall segregate the money held by it for the payment of principal of and premium, if any, and interest on the Securities and hold it as a separate trust fund. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Securityholder.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such. The Company hereby appoints the Trustee as the initial Registrar, Paying Agent and Service Agent for each Series unless another Registrar, Paying Agent or Service Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company.

Section 2.5. Paying Agent to Hold Assets in Trust.

The Trustee as Paying Agent shall, and the Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall, hold in trust for the benefit of the Holders of any Series of Securities or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest or premium (if any) on, such Series of Securities (whether such assets have been distributed to it by the Company or any other obligor on such Series of Securities), and the Company and the Paying Agent shall notify the Trustee in writing of any Default by the Company (or any other obligor on such Series of Securities) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment default with respect to any Series of Securities, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.6. Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities. If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each regular record date for the payment of interest on the Securities of a Series and before each related Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders of each Series of Securities.

Section 2.7. Transfer and Exchange.

When Securities of a Series are presented to the Registrar with a request to register the transfer thereof, the Registrar shall register the transfer as requested if the requirements of applicable law are met, and when such Securities of a Series are presented to the Registrar with a request to exchange them for an equal principal amount of other authorized denominations of Securities of the same Series, the Registrar shall make the exchange as requested. To permit transfers and exchanges, upon surrender of any Security for registration of transfer at the office or agency maintained pursuant to Section 2.4 hereof, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request.

If Securities are issued as Global Securities, the provisions of Section 2.15 shall apply.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar or a co-Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or a co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

Any exchange or transfer shall be without charge, except that the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Sections 2.11, 3.6 or 8.5 hereof. The Trustee shall not be required to register transfers of Securities of any Series or to exchange Securities of any Series for a period of 15 days before the record date for selection for redemption of such Securities. The Trustee shall not be required to exchange or register transfers of Securities of any Series called or being called for redemption in whole or in part, except the unredeemed portion of such Security being redeemed in part.

Section 2.8. Replacement Securities.

If a mutilated Security is surrendered to the Trustee or if the Holder of a Security presents evidence to the satisfaction of the Company and the Trustee that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding. An indemnity bond may be required by the Company or the Trustee that is sufficient in the judgment of the Company or the Trustee, as the case may be, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its expenses in replacing a Security, including the fees and expenses of the Trustee. Every replacement Security shall constitute an original additional obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

Section 2.9. Outstanding Securities.

Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section 2.9 as not outstanding.

If a Security is replaced pursuant to Section 2.8 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.8.

If a Paying Agent holds on a Redemption Date or the Stated Maturity money sufficient to pay the principal of, premium, if any, and accrued interest on Securities payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture (PROVIDED that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made), then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

A Security does not cease to be outstanding solely because the Company or an Affiliate holds the Security.

Section 2.10. When Treasury Securities Disregarded; Determination of Holders’ Action.

In determining whether the Holders of the required aggregate principal amount of the Securities of any Series have concurred in any direction, waiver or consent, the Securities of any Series owned by the Company or any other obligor on such Securities or by any Affiliate of any of them shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities of such Series which the Trustee actually knows are so owned shall be so disregarded. Securities of such Series so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities of such Series and that the pledgee is not the Company or any other obligor upon the Securities of such Series or any Affiliate of any of them.

Section 2.11. Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form, and shall carry all rights, of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and execute and the Trustee shall authenticate definitive Securities in exchange for temporary Securities presented to it without charge to the Holder.

Section 2.12. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and at the written request of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.12, except as expressly permitted by this Indenture.

Section 2.13. Payment of Interest; Defaulted Interest; Computation of Interest.

Except as otherwise provided as contemplated by Section 2.2 with respect to any Series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the regular record date for such interest, as provided in the Board Resolution, supplemental indenture hereto or Officers’ Certificate establishing the terms of such Series.

If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted amounts, plus any interest payable on defaulted amounts pursuant to Section 4.1 hereof, to the Persons who are Securityholders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the special record date, the Company shall mail or cause to be mailed to each Securityholder, with a copy to the Trustee, a notice that states the special record date, the payment date, and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Except as otherwise specified as contemplated by Section 2.2 for Securities of any Series, interest on the Securities of each Series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.14. CUSIP and ISIN Number.

The Company in issuing the Securities may use one or more “CUSIP” and “ISIN” numbers, and if so, the Trustee shall use the CUSIP or ISIN number(s) in notices of redemption or exchange as a convenience to Holders, PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number(s) printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities and any such redemption shall not be affected by any defect in or omission of any such numbers.

Section 2.15. Provisions for Global Securities.

(a) A Board Resolution, a supplemental indenture hereto or an Officers’ Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depository for such Global Securities or Securities.

(b) Notwithstanding any provisions to the contrary contained in Section 2.7 of the Indenture and in addition thereto, if, and only if the Depository (i) at any time is unwilling or unable to continue as Depository for such Global Security or ceases to be a clearing agency registered under the Exchange Act and (ii) a successor Depository is not appointed by the Company within 90 days after the date the Company is so informed in writing or becomes aware of the same, the Company promptly will execute and deliver to the Trustee definitive Securities, and the Trustee, upon receipt of a Company Request for the authentication and delivery of such definitive Securities (which the Company will promptly execute and deliver to the Trustee) and an Officers’ Certificate to the effect that such Global Security shall be so exchangeable, will authenticate and deliver definitive Securities, without charge, registered in such names and in such authorized denominations as the Depository shall direct in writing (pursuant to instructions from its direct and indirect participants or otherwise) in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms. Upon the exchange of a Global Security for definitive Securities, such Global Security shall be canceled by the Trustee. Unless and until it is exchanged in whole or in part for definitive Securities, as provided in this Section 2.15(b), a Global Security may not be transferred except as a whole by the Depository with respect to such Global Security to a nominee of such Depository, by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any such nominee to a successor Depository or a nominee of such a successor Depository.

(c) Any Global Security issued hereunder shall bear a legend in substantially the following form:

THIS IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(d) The Depository, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

(e) Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of and interest and premium, if any, on any Global Security shall be made to the Depository or its nominee in its capacity as the Holder thereof.

(f) Except as provided in Section 2.15(e), the Company, the Trustee and any Agent shall treat a Person as the Holder of such principal amount of outstanding Securities of any Series represented by a Global Security as shall be specified in a written statement of the Depository (which may be in the form of a participants’ list for such Series) with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture, PROVIDED that until the Trustee is so provided with a written statement, it may treat the Depository or any other Person in whose name a Global Security is registered as the owner of such Global Security for the purpose of receiving payment of principal of and any premium and (subject to Section 2.13) any interest on such Global Security and for all other purposes whatsoever, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.16. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, the Registrar and any agent of the Company, the Registrar or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 2.13) any interest on such Security and for all other purposes whatsoever, and neither the Company, the Trustee, the Registrar nor any agent of the Company, the Registrar or the Trustee shall be affected by notice to the contrary.

ARTICLE III

REDEMPTION

Section 3.1. Notices to Trustee.

The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities or the related Board Resolution, supplemental indenture or Officers’ Certificate. If a Series of Securities is redeemable and the Company elects to redeem such Securities of a Series, it shall notify the Trustee of the Redemption Date and the principal amount of Securities to be redeemed at least 45 days (unless a shorter notice shall be satisfactory to the Trustee) before the Redemption Date. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Section 3.2. Selection by Trustee of Securities to be Redeemed.

Unless otherwise indicated for a particular Series of Securities by a Board Resolution, a supplemental indenture or an Officers’ Certificate, if fewer than all of the Securities of a Series are to be redeemed, the Trustee shall select the Securities of a Series to be redeemed pro rata, by lot or by any other method that the Trustee considers fair and appropriate (unless the Company specifically directs the Trustee otherwise) and, if such Securities are listed on any securities exchange, by a method that complies with the requirements of such exchange.

The Trustee shall make the selection from Securities of a Series outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed at least 35 but not more than 60 days before the Redemption Date. Securities of a Series in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions of the principal of Securities of a Series that have denominations larger than $1,000. Securities of a Series and portions of them it selects shall be in amounts of $1,000 or, with respect to Securities of any Series issuable in other denominations pursuant to Section 2.2(j), the minimum principal denomination for each Series and integral multiples thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.3. Notice of Redemption.

Unless otherwise indicated for a particular Series by Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, at least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Securities to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar. The notice shall identify the Securities to be redeemed (including the CUSIP or ISIN number(s) thereof, if any) and shall state:

(a) the Redemption Date;

(b) the redemption price, and that such redemption price shall become due and payable on the Redemption Date;

(c) if any Security of a Series is being redeemed in part, the portion of the principal amount of such Security of a Series to be redeemed and that, after the Redemption Date and upon surrender of such Security of a Series, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

(d) the name and address of the Paying Agent;

(e) that Securities of a Series called for redemption must be surrendered to the Paying Agent to collect the redemption price, and the place or places where each such Security is to be surrendered for such payment;

(f) that, unless the Company defaults in making the redemption payment, interest on the Securities of a Series called for redemption ceases to accrue on the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities redeemed;

(g) if fewer than all the Securities of a Series are to be redeemed, the identification of the particular Securities of a Series (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities of a Series to be redeemed and the aggregate principal amount of Securities of a Series to be outstanding after such partial redemption.

(h) the CUSIP or ISIN number, if any, printed on the Securities being redeemed; and

(i) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s sole expense.

Section 3.4. Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.3 is mailed, Securities of a Series called for redemption become due and payable on the Redemption Date and at the redemption price, plus interest, if any, accrued to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities of a Series shall be paid at the redemption price, plus accrued interest, if any, to the Redemption Date, PROVIDED that if the Redemption Date is after a regular interest payment record date and on or prior to the next Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date, as specified by the Company in the notice to the Trustee pursuant to Section 3.1 hereof.

Section 3.5. Deposit of Redemption Price.

On or prior to the Redemption Date (but no later than 11:00 A.M. Eastern Time on such date), the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

On and after any Redemption Date, if money sufficient to pay the redemption price of and accrued interest on Securities called for redemption shall have been made available in accordance with the preceding paragraph and the Company and the Paying Agent are not prohibited from paying such moneys to Holders, the Securities called for redemption will cease to accrue interest and the only right of the Holders of such Securities will be to receive payment of the redemption price of and, subject to the proviso in Section 3.4, accrued and unpaid interest on such Securities to the Redemption Date. If any Security called for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Security and any interest or premium (if any) not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Securities.

Section 3.6. Securities Redeemed in Part.

Upon surrender of a Security of a Series that is redeemed in part, the Company shall execute and the Trustee shall authenticate for a Holder a new Security of the same Series equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE IV

COVENANTS

Section 4.1. Payment of Securities.

The Company shall pay the principal of and interest and premium, if any, on each Series of Securities on the dates and in the manner provided in such Securities and this Indenture.

An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or otherwise.

The Company shall pay interest on overdue principal, and overdue interest, to the extent lawful, at the rate specified in the Series of Securities.

Section 4.2. SEC Reports.

The Company will furnish to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual report and of the information documents and other reports, if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC, to the extent permitted, and provide the Trustee with, such quarterly and annual reports containing substantially the same information as it would have been required to file with the SEC had the Company continued to have been subject to the reporting requirements specified in Section 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a).

Section 4.3. Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, usury or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.4. Compliance Certificate.

(a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending                     ,            ) of the Company an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

(b) The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice in the form of an Officers’ Certificate of any event which is a Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 4.5. Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, in accordance with the organizational documents (as the same may be amended from time to time) of the Company and the rights (charter and statutory), licenses and franchises of the Company; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or its corporate existence, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

ARTICLE V

SUCCESSOR CORPORATION

Section 5.1. Limitation on Consolidation, Merger and Sale of Assets.

(a) The Company shall not consolidate with or merge into any other Person or sell, transfer or lease all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any other Person, in any one transaction or series of related transactions, or permit any Person to consolidate with or merge into the Company, unless:

(i) either (A) the Company shall be the surviving Person or (B) if the Company is not the surviving Person, then either the surviving Person formed by such consolidation or into which the Company is merged or the Person to which the consolidated properties and assets of the Company and its Subsidiaries are so transferred shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia; PROVIDED that the surviving Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the payment when due of the principal of and interest on the Securities and the performance of each of the Company’s other covenants under the Securities and this Indenture;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(iii) the Company shall have delivered to the Trustee an Officers’ Certificate stating that such consolidation, merger, sale, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been satisfied.

Section 5.2. Successor Person Substituted.

Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1 above, the successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such sale, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 8.6, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1. Events of Default.

“Events of Default,” wherever used herein with respect to Securities of any Series, means any one of the following events, unless in the establishing Board Resolution, supplemental indenture or Officers’ Certificate, it is provided that such Series shall not have the benefit of said Event of Default:

(a) the Company defaults for 30 days in the payment of any interest due and payable on the Securities;

(b) the Company defaults in the payment of all or any part of the principal on the Securities and accrued and unpaid interest when the same becomes due and payable at its Maturity Date;

(c) the Company defaults in its performance of any other covenants or agreements in respect of the Securities or contained in this Indenture for 60 days after receipt by the Company of a Notice of Default from the Trustee or after receipt by the Company and the Trustee of a Notice of Default from the Holders of at least 25% in aggregate principal amount of the Securities then outstanding;

(d) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) takes any comparable action under any foreign laws relating to insolvency;

(e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Material Subsidiary in an involuntary case;

(ii) appoints a Custodian of the Company or any Material Subsidiary or for all or substantially all of the property of the Company or any Material Subsidiary;

(iii) orders the winding up or liquidation of the Company or any Material Subsidiary; or

(iv) grants any similar relief under any foreign laws;

and in each such case the order or decree remains unstayed and in effect for 60 days; or

(f) any other Event of Default provided with respect to Securities of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate, in accordance with Section 2.2(t).

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

The Trustee may withhold notice of any Default (except in payment of principal or premium, if any, or interest on the Securities) to the Holders of the Securities of any Series in accordance with Section 7.5. When a Default is cured, it ceases to exist.

Section 6.2. Acceleration.

If an Event of Default with respect to Securities of any Series at the time outstanding (other than an Event of Default arising under Section 6.1(e) or (f)) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Securities of that Series then outstanding may by written notice to the Company and the Trustee declare that the entire principal amount of all the Securities of that Series then outstanding plus accrued and unpaid interest to the date of acceleration are immediately due and payable, in which case such amounts shall become immediately due and payable; PROVIDED, HOWEVER, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding by notice to the Trustee and the Company and without notice to any other Holder may rescind any declaration of acceleration if (a) the rescission would not conflict with any judgment or decree and (b) all existing Events of Default have been cured, except nonpayment of the principal amount plus accrued and unpaid interest that have become due solely as a result of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

In case an Event of Default specified in Section 6.1(e) or (f) with respect to the Company occurs, such principal, premium, if any, and interest amount with respect to all of the Securities of that Series shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Securities of that Series.

Section 6.3. Remedies.

If an Event of Default with respect to Securities of any Series at the time outstanding occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Securities of that Series or to enforce the performance of any provision of the Securities of that Series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of that Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.4. Waiver of Past Defaults and Events of Default.

Subject to Sections 6.2, 6.7 and 8.2 hereof, the Holders of a majority in principal amount of the Securities of any Series then outstanding have the right to waive any existing Default or Event of Default with respect to such Series or compliance with any provision of this Indenture (with respect to such Series) or the Securities of such Series. Upon any such waiver, such Default with respect to such Series shall cease to exist, and any Event of Default with respect to such Series arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. This Section 6.4 shall be in lieu of TIA Section 316(a)(1)(B), and TIA Section 316(a)(1)(B) is hereby expressly excluded from this Indenture and Section as permitted by the TIA.

Section 6.5. Control by Majority.

Subject to Sections 6.2, 6.7 and 8.2 hereof, the Holders of a majority in principal amount of the Securities of any Series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture with respect to such Series. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Securityholder or that may involve the Trustee in personal liability; PROVIDED that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This Section 6.5 shall be in lieu of TIA Section 316(a)(1)(A), and TIA Section 316(a)(1)(A) is hereby expressly excluded from this Indenture and Section as permitted by the TIA.

Section 6.6. Limitation on Suits.

Subject to Section 6.7 below, a Holder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Securities of a Series unless:

(a) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of the Securities of such Series at the time outstanding make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders shall have offered indemnity satisfactory to the Trustee to pursue such proceeding as trustee;

(d) the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and offer of indemnity; and

(e) during such 60-day period, the Trustee has not received from the Holders of at least a majority in aggregate principal amount of the Securities of such Series at the time outstanding a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

Section 6.7. Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security of a Series to receive payment of principal of, and premium, if any, and interest of the Security of such Series on or after the respective due dates expressed in the Security of such Series, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.8. Collection Suit by Trustee.

If an Event of Default in payment of principal, premium or interest specified in Section 6.1(a) or (b) hereof with respect to Securities of any Series at the time outstanding occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company (or any other obligor on the Securities of that Series) for the whole amount of unpaid principal and premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate then borne by the Securities of that Series, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as set forth in Section 7.7.

Section 6.9. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents, and take other actions (including sitting on a committee of creditors) as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of a Series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceedings.

Section 6.10. Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.7 hereof;

SECOND: to Securityholders for amounts then due and unpaid for principal, premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities; for principal and any premium and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder a notice that states the record date, the payment date and amount to be paid.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof or a suit by Holders of more than 10% in principal amount of the Securities of a Series then outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

ARTICLE VII

TRUSTEE

Section 7.1. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the same circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(i) The Trustee need perform only those duties that are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

(ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

This Section 7.1(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

(ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.2 and 6.5 hereof.

Subparagraphs (c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, paragraphs (a), (b), (c) and (d) of this Section 7.1 shall govern every provision of this Indenture that in any way relates to the Trustee.

(f) The Trustee and Paying Agent shall not be liable for interest on any money received by it except as the Trustee and Paying Agent may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

(g) The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections, immunities and standard of care set forth in paragraphs (a), (b), (c), (d) and (f) of this Section 7.1 and in Section 7.2 with respect to the Trustee.

Section 7.2. Rights of Trustee.

(a) Subject to Section 7.1 hereof:

(i) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(ii) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 10.5 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(iii) The Trustee may act through agents and attorneys and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

(iv) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(v) The Trustee may consult with counsel reasonably acceptable to the Trustee, which may be counsel to the Company, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(vi) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(vii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(viii) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(ix) The Trustee shall not be deemed to have knowledge of any fact or matter (including, without limitation, a Default or Event of Default) unless such fact or matter is known to a Responsible Officer of the Trustee.

(x) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(xi) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(xii) Unless otherwise expressly provided herein or in the Securities of a Series or the related Board Resolution, supplemental indenture or Officers’ Certificate, the Trustee shall not have any responsibility with respect to reports, notices, certificates or other documents filed with it hereunder, except to make them available for inspection, at reasonable times, by Securityholders, it being understood that delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (except as set forth in Section 4.4).

Section 7.3. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may make loans to, accept deposits from, perform services for or otherwise deal with the Company, or any Affiliate thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

Section 7.4. Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities (except that the Trustee represents that it is duly authorized to execute and deliver this Indenture and authenticate the Securities and perform its obligations hereunder), it shall not be accountable for the Company’s use of the proceeds from the sale of Securities or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Securities other than its certificates of authentication.

Section 7.5. Notice of Default.

If a Default or an Event of Default occurs and is continuing with respect to the Securities of any Series and if it is known to the Trustee, the Trustee shall mail to each Securityholder of the Securities of that Series notice of the Default or the Event of Default (the “Notice of Default”), as the case may be, within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has knowledge of such Default or Event of Default or written notice of such Default or Event of Default is received by the Trustee (except if such Default or Event of Default has been validly cured or waived before the giving of such notice). Except in the case of a Default or an Event of Default in payment of the principal of, or premium, if any, or interest on any Security of any Series, the Trustee may withhold the notice if and so long as its board of directors, or a committee thereof , in good faith determines that withholding the notice is in the interests of Holders. The second sentence of this Section 7.5 shall be in lieu of the proviso to TIA Section 315(b) and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 7.6. Reports by Trustee to Holders.

If and to the extent required by the TIA, within 60 days after April 1 of each year, commencing the April 1 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such April 1 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and any stock exchange on which the Securities of that Series are listed. The Company shall promptly notify the Trustee when the Securities of any Series are listed on any stock exchange or any delisting thereof, and the Trustee shall comply with TIA Section 313(d).

Section 7.7. Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any provision of law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee within 45 days after receipt of request for all reasonable out-of-pocket disbursements and expenses incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall fully indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person), except any expenses, disbursements or advances as may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim of which it has received notice and for which it may seek indemnity. Failure by the Trustee to so notify the Company of any claim for which it may seek indemnity of which a Trust Officer has actually received written notice shall not relieve the Company of its obligations hereunder except to the extent such failure shall have materially prejudiced the Company. The Company shall defend the claim and the Trustee shall cooperate in the defense. If the Trustee is advised by counsel in writing that it may have available to it defenses which are in conflict with the defenses available to the Company, then the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence. The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

To secure the Company’s payment obligations in this Section 7.7, the Holders shall be deemed to have granted the Trustee a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section 7.7 shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(d) or (e) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8. Replacement of Trustee.

The Trustee may resign with respect to the Securities of one or more Series by so notifying the Company in writing at least 30 days in advance of such resignation.

The Holders of a majority in principal amount of the outstanding Securities of any Series may remove the Trustee with respect to that Series by notifying the removed Trustee in writing and may appoint a successor Trustee with respect to that Series with the consent of the Company, which consent shall not be unreasonably withheld. The Company may remove the Trustee with respect to that Series at its election if:

(a) the Trustee fails to comply with, or ceases to be eligible under, Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a Custodian or other public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee with respect to any Series of Securities for any reason, the Company shall promptly appoint, by Board Resolution, a successor Trustee.

If a successor Trustee with respect to the Securities of one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee with respect to the Securities of one or more Series fails to comply with Section 7.10 hereof, any Securityholder of the applicable Series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, (i) the retiring Trustee with respect to one or more Series shall, subject to its rights under Section 7.7 hereof, transfer all property held by it as Trustee with respect to such Series to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective, and (iii) the successor Trustee with respect to such Series shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee with respect to the Securities of one or more Series shall mail notice of its succession to each Securityholder of such Series.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9. Successor Trustee by Consolidation, Merger or Conversion.

If the Trustee, or any Agent, consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee or Agent, as the case may be.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force that it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10. Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11. Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12. Paying Agents.

The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

(a) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Securities (whether such sums have been paid to it by the Company or by any obligor on the Securities) in trust for the benefit of Holders of the Securities or the Trustee;

(b) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(c) that it will give the Trustee written notice within three (3) Business Days after any failure of the Company (or by any obligor on the Securities) in the payment of any installment of the principal of, premium, if any, or interest on, the Securities when the same shall be due and payable.

Section 7.13. Trustee’s Application for Instructions from the Company.

Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

Section 7.14. Maintenance of Office in the City of New York.

The Trustee agrees to maintain in the Borough of Manhattan, City of New York an office or agency for purposes and notices other than related to demands to or upon the Company in respect of payment on or registration of transfer, exchange or conversion, as applicable, of the Securities. Such office shall initially be the office of the Trustee at its Corporate Trust Office.

ARTICLE VIII

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.1. Without Consent of Holders.

The Company, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture or the Securities of one or more Series without notice to or consent of any Securityholder:

(a) to cure any ambiguity, omission, defect or inconsistency that does not adversely affect the Holders;

(b) to comply with Article V;

(c) to provide any security for, or provide or modify any Guarantees with respect to, the Securities of one or more Series; or

(d) to comply with any requirement in connection with the deemed qualification of this Indenture under the TIA;

(e) to add covenants that would benefit the Holders or to surrender any rights the Company has under this Indenture;

(f) to add Events of Default with respect to the Securities;

(g) to add circumstances under which the Company will pay Additional Interest on the Securities;

(h) to make any change that does not adversely affect the rights of any Holder of outstanding Securities;

(i) to conform the provisions of this Indenture to the “Description of the Debt Securities and Guarantees” section (or similar section) of the prospectus or supplemental prospectus to which the Securities relate;

(j) to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as permitted by this Indenture; or

(k) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee.

The Trustee is hereby authorized to join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 8.2. With Consent of Holders.

(a) The Company, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture or the Securities of one or more Series with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities of such Series affected by such amendment or supplement without notice to any Securityholder. The Holders of not less than a majority in aggregate principal amount of the outstanding Securities of each such Series affected by such amendment or supplement may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities of such Series without notice to any Securityholder. Subject to Section 8.4, without the consent of each Securityholder affected, however, an amendment, supplement or waiver may not:

(i) make any change in the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver or to make any change in this provision for modification;

(ii) reduce any rate of interest or change the time for payment of interest on the Securities;

(iii) reduce the principal amount of the Securities or change their Maturity Date;

(iv) make payments on the Securities payable in currency other than as originally stated in the Securities;

(v) impair the Holder’s right to institute suit for the enforcement of any payment on the Securities; or

(vi) waive a continuing Default or Event of Default regarding any payment on the Securities (except a rescission of acceleration of the Securities of any Series by the Holders of at least a majority in principal amount of the outstanding Securities of such Series and a waiver of the payment default that resulted from such acceleration).

(b) Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Securityholders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.6 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

(c) It shall not be necessary for the consent of the Holders under this section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment or supplement under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment or supplement. Any failure of the Company to mail any such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture.

Section 8.3. Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

Section 8.4. Revocation and Effect of Consents.

Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Security is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Security or portion thereof, and of any Security issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Security. Any such Holder or subsequent Holder, however, may revoke the consent as to his Security or portion of a Security, if the Trustee receives the notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

After an amendment, supplement, waiver or other action becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (i) through (vi) of Section 8.2(a) hereof. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security; PROVIDED that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest and premium (if any) on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 8.5. Notation on or Exchange of Securities.

If an amendment, supplement, or waiver changes the terms of a Security of any Series, the Trustee may request the Holder of such Security to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on such Security about the changed terms and return it to the Holder. Alternatively, the Company in exchange for such Security may issue and the Trustee shall authenticate a new security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.6. Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.1 hereof, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement until the Board of Directors of the Company approves it.

ARTICLE IX

DISCHARGE OF INDENTURE

Section 9.1. Discharge of Liability on Securities of a Series.

When (a) the Company delivers to the Trustee all outstanding Securities of any Series (other than Securities replaced pursuant to Section 2.07) for cancellation or (b) all outstanding Securities of such Series have become due and payable, and the Company irrevocably deposits with the Trustee cash sufficient to pay all amounts due and owing on all outstanding Securities of such Series (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.7, cease to be of further effect with respect to the Securities of such Series. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture with respect to the Securities of such Series on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

Section 9.2. Repayment to the Company.

The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

ARTICLE X

MISCELLANEOUS

Section 10.1. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 10.2. Notices.

Any notice or communication shall be given in writing and delivered in Person, sent by facsimile (and receipt confirmed by telephone or electronic transmission report), delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

If to the Company:

Saks Incorporated

12 East 49th Street

New York, New York 10017

Facsimile: 212-940-4849

Attention: Chief Financial Officer

If to the Trustee:

The Company or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is confirmed by telephone or electronic transmission report, if sent by facsimile; and three (3) Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Securityholder shall be mailed to such Securityholder by first-class mail, postage prepaid, at such Securityholder’s address shown on the register kept by the Registrar.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it shall be deemed duly given, three Business Days after such mailing, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

In the case of Global Securities, notices or communications to be given to Securityholders shall be given to the Depository, in accordance with its applicable policies as in effect from time to time.

In addition to the manner provided for in the foregoing provisions, notices or communications to Securityholders shall be given by the Company by release made to Reuters Economic Services and Bloomberg Business News.

Section 10.3. Communications by Holders with Other Holders.

Securityholders of any Series may communicate pursuant to TIA Section 312(b) with other Securityholders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or any other Series. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

Section 10.4. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate (which shall include the statements set forth in Section 10.5 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) if required by the Trustee, an Opinion of Counsel (which shall include the statements set forth in Section 10.5 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.5. Statement Required in Certificate and Opinion.

Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.4 hereof) shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 10.6. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at meetings of Securityholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 10.7. Business Days; Legal Holidays; Place of Payment.

A “Business Day” is a day that is not a Legal Holiday. A “Legal Holiday” is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not authorized or required by law or executive order to be open in the State of New York.

If a payment date is a Legal Holiday at a Place of Payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. “Place of Payment” means the place or places where the principal of and any premium and interest on the Securities of a Series are payable as specified as contemplated by Section 2.2. If the regular record date is a Legal Holiday, the record date shall not be affected.

Section 10.8. Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 10.9. Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 10.10. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 10.11. No Recourse Against Others.

A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

Section 10.12. Successors.

All covenants and agreements of the Company in this Indenture and the Securities shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind their respective successors and assigns.

Section 10.13. Submission to Jurisdiction.

The Company (a) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Securities, as the case may be, may be instituted in any federal court sitting in the City of New York; (b) waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (c) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

Section 10.14. Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 10.15. Table of Contents, Headings, Etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.16. Severability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Section 10.17. Securities in a Foreign Currency or in Euro.

Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate delivered pursuant to Section 2.2 of this Indenture with respect to a particular Series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all Series or all Series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any Series which are denominated in a coin or currency other than Dollars (including Euros), then the principal amount of Securities of such Series which shall be deemed to be outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate at such time. For purposes of this Section 10.17, “Market Exchange Rate” shall mean the noon Dollar buying rate in New York City for cable transfers of that currency as published by the Federal Reserve Bank of New York; PROVIDED, HOWEVER, in the case of Euros, Market Exchange Rate shall mean the rate of exchange determined by the Commission of the European Union (or any successor thereto) as published in the Official Journal of the European Union (such publication or any successor publication, the “Journal”). If such Market Exchange Rate is not available for any reason with respect to such currency, the Trustee shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York or, in the case of Euros, the rate of exchange as published in the Journal, as of the most recent available date, or quotations or, in the case of Euros, rates of exchange from one or more major banks in The City of New York or in the country of issue of the currency in question or, in the case of Euros, in Luxembourg or such other quotations or, in the case of Euros, rates of exchange as the Trustee, upon consultation with the Company, shall deem appropriate. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a Series denominated in currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

All decisions and determinations of the Trustee regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Company and all Holders.

Section 10.18. Judgment Currency.

The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or premium (if any) or other amount on the Securities of any Series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Saks Incorporated

By:
Name:
Title:

By:
Name:
Title: